Exhibit 3.5
INITIAL ARTICLES OF INCORPORATION
(For Domestic Profit or Non-Profit)
Filing Fee $125.00
THE UNDERSIGNED HEREBY STATES THE FOLLOWING:
(CHECK ONLY ONE (1) BOX)

(1) ☑ Articles of Incorporation	(2) ☐ Articles of Incorporation	(3) ☐ Articles of Incorporation Professional
Profit	Non-Profit	(170-ARP)
(113-ARF)	(114-ARN)	Profession
ORC 1701	ORC 1702	ORC 1785
Complete the general information in this section for the box checked above.

FIRST:	Name of Corporation	Harbor Pharmaceuticals, Inc.

SECOND:	Location	Bryan (City)	Williams (County)

Effective Date (Optional)	Date specified can be no more than 90 days after date of filing. If a
(mm/dd/yyyy) date is specified, the date must be a date on or after the date of filing.
☐ Check here if additional provisions are attached

Complete the information in this section if box (2) or (3) is checked. Completing this section is optional if box (1) is checked.

THIRD:	Purpose for which corporation is formed

Complete the general information in this section if box (1) or (3) checked.

FOURTH: The number of shares which the corporation is authorized to have outstanding (Please state if shares are common
or preferred and their par value if any)	1,000 (No. of Shares)	Common (Type)	0.00 (Par Value)

(Refer to instructions if needed)

Complete the general information in this section is optional.

FIFTH:	The following are the names and addresses of the individuals who are to serve as initial Directors.

Harry A. Roosje

(Name)

3300 Hyland Avenue

	(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

	Costa Mesa	CA	92626

	(City)	(State)	(Zip Code)

John Cooper

(Name)

3300 Hyland Avenue

	(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

	Costa Mesa	CA	92626

	(City)	(State)	(Zip Code)

Wes Wheeler

(Name)

3300 Hyland Avenue

	(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

	Costa Mesa	CA	92626

	(City)	(State)	(Zip Code)

REQUIRED
Must be authenticated
(signed) by an authorized
representative (See Instructions)	/s/ Harry A. Roosje Authorized Representative	7/2/03 Date

Harry A. Roosje

Print Name

	/s/ John Cooper	7/2/03

	Authorized Representative	Date

John Cooper

Print Name

	/s/ Wes Wheeler	7/2/03

	Authorized Representative	Date

Wes Wheeler

Print Name